                                                                     EXHIBIT 3.7


                                     AMENDED

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                   AND RIGHTS
                                       OF
                      SERIES E CONVERTIBLE PREFERRED STOCK
                                       OF
                          HOMECOM COMMUNICATIONS, INC.

         HomeCom Communications, Inc. (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly held, adopted resolutions
(i) authorizing a series of the Company's authorized preferred stock, $.01 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of 107 shares of Series E Convertible Preferred Stock of the Company, as follows:

                  RESOLVED, that the Company is authorized to issue 107 shares of Series E Convertible Preferred Stock (the "SERIES E PREFERRED SHARES"), $.01 par value per share, which shall have the following powers, designations, preferences and other special rights:

                  (1) DIVIDENDS. The Series E Preferred Shares shall not bear any dividends.

                  (2) HOLDER'S CONVERSION OF SERIES E PREFERRED SHARES. A holder of Series E Preferred Shares shall have the right, at such holder's option, to convert the Series E Preferred Shares into shares of the Company's common stock, $.0001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

                           (a) CONVERSION RIGHT. Subject to the provisions of
                  Section 3(a) below, at any time or times upon the earlier to occur of (i) a date on or after 120 days after the Issuance Date (as defined herein) or (ii) the date that the U.S. Securities & Exchange Commission declares the Company's Registration Statement with respect to the Series E Preferred Shares (the "Effective Date"), any holder of Series E Preferred Shares shall be entitled to convert any Series E Preferred Shares into fully paid and nonassessable shares

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

                  (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); PROVIDED, HOWEVER, that in no event other than upon a Mandatory Conversion pursuant to Section 2(f) hereof, shall any holder be entitled to convert Series E Preferred Shares in excess of that number of Series E Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series E Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon conversion of the remaining, nonconverted Series E Preferred Shares beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with
                  Section 13(d) of the Securities Exchange Act of 1934, as amended.

                           (b) CONVERSION RATE. The number of shares of Common
                  Stock issuable upon conversion of each of the Series E Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "CONVERSION RATE");

                          (.08)(N/365)(20,000) + 20,000
                          -----------------------------
                                CONVERSION PRICE

                  For purposes of this Certificate of Designations, the following terms shall have the following meanings:

                                    (i) "CONVERSION PRICE" means as, of any
                           Conversion Date (as defined below), the Floating Conversion Price, as in effect as of such date and subject to adjustment as provided herein, but in no event shall the Conversion Price exceed the Fixed Conversion Price;

                                    (ii) "FIXED CONVERSION PRICE" means $3.53,
                           subject to adjustment, as provided herein.

                                    (iii) "FLOATING CONVERSION PRICE" means, as
                           of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock for the five (5) Trading Days immediately preceding such date;

                                    (iv) "CONVERSION PERCENTAGE" means 82.5%;

                                    (v) "AVERAGE MARKET PRICE" means, with
                           respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

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

                                    (vi) "CLOSING BID PRICE" means, for any
                           security as of any date, the last closing bid price on the Nasdaq SmallCap Market(TM) (thE "NASDAQ-SM") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-SM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg (the "Trading Market"), or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

                                    (vii) "N" means the number of days from, but
                           excluding, the Issuance Date through and including the Conversion Date for the Series E Preferred Shares for which conversion is being elected.

                                    (viii) "ISSUANCE DATE" means the date of
                           issuance of the Series E Preferred Shares.

                                    (ix) "TRADING DAY" means any day on which
                           the Company's Common Stock is traded on the Principal Trading Market.

                           (c) ADJUSTMENT TO CONVERSION PRICE - DILUTION AND
                  OTHER EVENTS. In order to prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

                                    (i) ADJUSTMENT OF FIXED CONVERSION PRICE
                           UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

                                    (ii) REORGANIZATION, RECLASSIFICATION,
                           CONSOLIDATION, MERGER, OR SALE. Any recapitalization, reorganization reclassification, consolidation.
                           merger, sale of a or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as in "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision to insure that each of the holders of the Series E Preferred Shares will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series E Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series E Preferred Shares had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the holders of a majority of the Series E Preferred Shares then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2(c) will thereafter be applicable to the Series E Preferred Shares. The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes, by written instrument (in form and substance satisfactory to the holders of a majority of the Series E Preferred Shares then outstanding), the obligation to deliver to each holder of Series E Preferred Shares such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                                    (iii) NOTICES.

                                            (A) Immediately upon any adjustment
                                    of the Conversion Price, the Company will give written notice thereof to each holder of Series E Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

                                            (B) The Company will give written
                                    notice to each holder of Series E Preferred
                                    Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                                            (C) The Company will also give
                                    written notice to each holder of Series E
                                    Preferred Shares at least twenty (20) days prior to the date on which any Organic Change (as defined below), dissolution or liquidation will take place.

                           (d) MECHANICS OF CONVERSION. Subject to the Company's
                  inability to fully satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

                                    (i) HOLDER'S DELIVERY REQUIREMENTS. To
                           convert Series E Preferred Shares into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series E Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice.

                                    (ii) COMPANY'S RESPONSE. Upon receipt by the
                           Company of a facsimile copy of a Conversion Notice, the Company shall immediately send, via Facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled or (B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account at The Depository Trust Company.

                                    (iii) DISPUTE RESOLUTION. In the case of a
                           dispute as to the determination of the Average Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) business days of receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within three (3) business days of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile
                           (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or
                           (B) the disputed arithmetic
                           calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations calculations and notify the Company and the holder of the results or no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

                                    (iv) RECORD HOLDER. The person or persons
                           entitled to receive the shares of Common Stock issuable upon a conversion of Series E Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                           (e) NASDAQ LISTING. So long as the Common Stock is
                  listed for trading on Nasdaq-SM or an exchange or quotation system with a rule substantially similar to Rule 4460(i) then, notwithstanding anything to the contrary contained herein if, at any time, the aggregate number of shares of Common Stock then issued upon conversion of the Series E Preferred Shares (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Series C Preferred Stock for purposes of such rule) equals 19.99% of the "Outstanding Common Amount" (as hereinafter defined), the Series C Preferred Stock shall, from that time forward, cease to be convertible into Common Stock in accordance with the terms hereof, unless the Corporation (i) has obtained approval of the issuance of the Common Stock upon conversion of the Series C Preferred Stock by a majority of the total votes cast on such proposal, in person or by proxy, by the holders of the then-outstanding Common Stock (not including any shares of Common Stock held by present or former holders of Series C Preferred Stock that were issued upon conversion of Series C Preferred Stock (the "STOCKHOLDER Approval"), or (ii) shall have otherwise obtained permission to allow such issuances from Nasdaq in accordance with Nasdaq Rule 4460(i). If the Corporation's Common Stock is not then listed on Nasdaq or an exchange or quotation system that has a rule substantially similar to Rule 4460(i) then the limitations set forth herein shall be inapplicable and of no force and effect. For purposes of this paragraph, "OUTSTANDING COMMON AMOUNT" means (i) the number of shares of the Common Stock outstanding on the date of issuance of the Series C Preferred Stock pursuant to the Purchase Agreement plus (ii) any additional shares of Common Stock issued thereafter in respect of such shares pursuant to a stock dividend, stock split or similar event. The maximum number of shares of Common Stock issuable as a result of the 19.99% limitation set forth herein is hereinafter referred to as the "MAXIMUM SHARE AMOUNT." With respect to each holder of Series C Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof. In the event that Corporation obtains Stockholder Approval or the approval of Nasdaq, or by reason of the inapplicability of the rules of Nasdaq or otherwise, the Corporation concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "NEW MAXIMUM SHARE AMOUNT"), the references to Maximum Share Amount, above, shall be deemed to be, instead, references to the greater New Maximum Share Amount. In the event that Stockholder Approval is obtained and there are insufficient reserved or authorized shares, or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the Maximum Share Amount being issued (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the holders of Series C Preferred Stock may grant an extension to obtain a sufficient reserved or authorized amount of shares or of the effective date of such registration statement. In the event that (a) the aggregate number of shares of Common Stock actually issued upon conversion of the outstanding Series C Preferred Stock represents at least twenty percent (20%) of the Maximum
                  Share Amount and (b) the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of Series C Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of Series
                  C Preferred Stock and based on the Conversion Price then in effect), represents at least one hundred percent (100%) of the Maximum Share Amount, the Corporation will use its best reasonable efforts to seek and obtain Stockholder Approval
                  (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Mandatory Redemption Date.

                           (f) MANDATORY CONVERSION. If any Series E Preferred
                  Shares remain outstanding on April 14, 2003, then all such Series E Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holders of such Series E Preferred Shares had given the Conversion Notice on April 14, 2003, and the Conversion Date had been fixed as of April 14, 2003, (the "MANDATORY CONVERSION DATE") for all purposes of this Section 2, and all holders of Series E Preferred Shares shall thereupon and within two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of Series E Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

                           (g) FRACTIONAL SHARES. The Company shall not issue
                  any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series E Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. lf, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

                           (h) TAXES. The Company shall pay any and all taxes
                  which may be imposed upon it with respect to the issuance and delivery of Common Stock upon the conversion of the Series E Preferred Shares.

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                           (i) LOCK-UP. If the Lock-Up Conditions (as defined
                  below) are satisfied, but only for that period of time that the Lock-Up Conditions are satisfied, the Company may at its option at any time after the 90th day following the Issuance Date through April 14, 2002 (the "LOCK-UP EXERCISE PERIOD"), prohibit holders of the Series E Preferred Shares from exercising any conversion rights granted pursuant to Section
                  (2) (a) (the "LOCK-UP") for a period (the "LOCK-UP PERIOD") beginning on the Lock-Up Notice Delivery Date (as defined below) until the earlier of (Y) ninety (90) days after the Lock-Up Notice Delivery Date and (Z) such time as the Lock-Up Conditions (as defined below) are no longer satisfied; PROVIDED, HOWEVER, that if the Lock-Up Notice Delivery Date is on or after the 646st day following the Issuance Date, the Lock-Up Period shall terminate on the 725th day following the Issuance Date.

                                    (i) LOCK-UP CONDITIONS. The "LOCK-UP
                           CONDITIONS" shall be deemed satisfied only for such period of time as the Board of Directors of the Company is in possession of material, non-public information relating to a business transaction involving the Company which would be required to be disclosed to the public before any member of the Board of Directors would be able to sell any equity securities of the Company in compliance with the anti-fraud provisions of the Securities Act of 1933. The Company shall give prompt notice to each of the holders of the Series E Preferred Shares if at any time during the Lock-Up period such condition is not properly satisfied.

                                    (ii) CONSIDERATION FOR LOCK-UP. In
                           consideration for the Company's exercise of the Lock-Up, the Company shall within five (5) Trading Days of the end of each calendar month during the Lock-Up Period deliver to the holder of Series E Preferred Shares at the Company's election (i) a cash payment equal to 3% of the principal amount of the Series E Preferred Shares then held by each such holder for each thirty (30) days of the Lock-Up Period (the "LOCK-UP PERIOD PRINCIPAL") (pro rated for partial months) or (ii) deliver Common Stock to such holder of Series E Preferred Shares in an amount equal to the Lock-Up Period Principal divided by the Average Market Price for the Common Stock for the twenty Trading Days immediately preceding the end of each calendar month during the Lock-Up Period.

                                    (ii) MECHANICS OF LOCK-UP. To effect the
                           Lock-Up, the Company shall (x) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time on any date (the "LOCK-UP NOTICE DELIVERY DATE") during the Lock-Up Exercise Period, to each holder of Series E Preferred Shares
                           (I) a copy of a fully executed notice in the form of
                           Exhibit II hereto (the "LOCK-UP NOTICE") and (II) executed agreements ("LOCK-UP AGREEMENTS"), in the form attached hereto as Exhibit III, from each officer or director of the Company or any subsidiary of the Company who beneficially owns, or has any disposition power with respect to 5% or more of the total outstanding shares of Common Stock as of the Lock-Up Notice Delivery Date which, for the benefit of the holders of the Series E Preferred Shares, obligates such persons not to sell or otherwise dispose of any shares of Common Stock until one day after each of the holders of the Series E Preferred Shares has received written notice form the Company that the Lock-Up Period has ended, and (y) surrender to a common carrier for delivery to each Series C Preferred Share holder as soon as practicable following such date, an originally executed Lock-Up Notice, originally executed Lock-Up Agreements; PROVIDED, HOWEVER, that such Lock-Up Notice shall not be effective with respect to the conversion of any shares of Series E Preferred Shares for which a holder of such shares has, prior to receipt of the Lock-Up Notice, properly delivered a Conversion Notice pursuant to Section (2)(d)(i).

                  (3) COMPANY'S RIGHT TO REDEEM AT ITS ELECTION.

                           (a) At any time after the Issuance Date, the Company
                  shall have the right, in its sole discretion, to redeem ("REDEMPTION AT COMPANY'S ELECTION"), from time to time, any or all of the Series E Preferred Shares; provided (i) Company shall first provide ten (10) days advance written notice as provided in subparagraph 3(a)(ii) below, and (ii) that the Company shall only be entitled to redeem Series E Preferred Shares having an aggregate Stated Value (as defined below) of at least Five Hundred Thousand Dollars ($500,000). If the Company elects to redeem some, but not all, of the Series E Preferred Shares, the Company shall redeem a pro-rata amount from each holder of the Series E Preferred Shares.

                                    (i) REDEMPTION PRICE AT COMPANY'S ELECTION.
                           The "REDEMPTION PRICE AT COMPANY'S ELECTION" shall be calculated as (1) 105% of the Stated Value for the first 30 days following the Issuance Date, as defined below; (2) 110% of the Stated Value for the next 90 days thereafter and (3) 120% of Stated Value following 120 days from the Isssuance Date of the Series E Preferred Shares. For purposes hereof, "STATED VALUE" shall mean the original purchase price of Preferred Stock being redeemed.

                                    (ii) MECHANICS OF REDEMPTION AT COMPANY'S
                           ELECTION. The Company shall effect each such redemption by giving at least ten (10) days prior written notice ("NOTICE OF REDEMPTION AT COMPANY'S ELECTION") to (A) the holders of the Series E Preferred Shares selected for redemption at the address and facsimile number of such holder appearing in the Company's Series E Preferred Shares register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered three (3) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Company's Election. Such Notice of Redemption At Company's Election shall indicate (i) the number of shares of Series E Preferred Shares that have been selected for redemption, (ii) the date which such redemption is to become effective (the "DATE OF REDEMPTION AT COMPANY'S ELECTION") and
                           (iii) the applicable Redemption Price At Company's Election, as defined in subsection (a)(i) above. Notwithstanding the above, the holder may convert into Common Stock, prior to the close of business on the Date of

                           Redemption at Company's Election, any Series E Preferred Shares which it is otherwise entitled to convert, including Series E Preferred Shares that has been selected for redemption at Company's election pursuant to this subsection 3(a).

                           (b) COMPANY MUST HAVE IMMEDIATELY AVAILABLE FUNDS OR
                  CREDIT FACILITIES. The Company shall not be entitled to send any Redemption Notice and begin the redemption procedure under
                  Section 3(a) unless it has:

                                    (i) the full amount of the redemption price
                           to cash, available in a demand or other immediately available account in a bank or similar financial institution; or

                                    (ii) immediately available credit
                           facilities, in the full amount of the redemption price with a bank or similar financial institution, or

                                    (iii) an agreement with a standby
                           underwriter willing to purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

                                    (iv) a combination of the items set forth in
                           (i), (ii), and (iii) above, aggregating the full amount of the redemption price.

                           (c) PAYMENT OF REDEMPTION PRICE. Each holder
                  submitting Series E Preferred Shares being redeemed under this
                  Section 3 shall send their Preferred Stock Certificates to redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election.

                  (4) REISSUANCE OF CERTIFICATES. In the event of a conversion or redemption pursuant to this Certificate of Designations of less than all of the Series E Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series E Preferred Shares a Preferred Stock Certificate representing the remaining Series E Preferred Shares which have not been so converted or redeemed.

                  (5) RESERVATION OF SHARES. The Company shall, so long as any of the Series E Preferred Shares are outstanding reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to affect the conversion of all of the Series E Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 100% of the number of shares of Common Stock for which the Series E Preferred Shares are at any time convertible,

                  (6) VOTING RIGHTS. Holders of Series E Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation

         Law of the State of Delaware and as expressly provided in this Certificate of Designations.

                  (7) LIQUIDATION, DISSOLUTION, WINDING-UP. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series E Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series E Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series C Preferred Share equal to the sum of (i) $20,000 and (ii) an amount equal to the product of (.08) (N/365) ($20,000) (where "N" has the meaning specified in Section 2(b)(viii); (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series E Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series E Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series E Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Preferred Funds payable to all holders of Series E Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series E Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

                  (8) PREFERRED RATE. All shares of Common Stock shall be of junior rank to all Series E Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the shares of Common Stock shall be subject to the Preferences and relative rights of the Series B Convertible Preferred Stock and Series E Preferred Shares. Except for the Series B Convertible Preferred Stock, the Series E Preferred Shares shall be of greater than any Series of Common or Preferred Stock hereinafter issued by the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series E Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series E Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders of not less than a majority of the then outstanding Series E Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions, which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the Series E Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series E Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

                  (9) RESTRICTION ON DIVIDENDS. If any Series E Preferred Shares are outstanding, without the prior express written consent of the holders of not less than a majority of the then outstanding Series E Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series E Preferred Shares at least 30 days prior to the earlier of
         (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this Section 9 shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series E Preferred Shares an amount in cash equal to the amount such holder would have received had all of such holder's Series E Preferred Shares been converted to Common Stock pursuant to Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holders of the Series E Preferred Shares, the Company has in cash or cash equivalents an amount equal to the aggregate of:
         (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 120% of the amount payable to all holders of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

                  (10) VOTE TO CHANGE THE TERMS OF SERIES E PREFERRED SHARES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting of the holders of not less than a majority of the then outstanding Series E Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series E Preferred Shares.

                  (11) LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series E Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder contemporaneously requests the Company to convert such Series E Preferred Shares into Common Stock.

                  (12) WITHHOLDING TAX OBLIGATIONS. Notwithstanding anything herein to the contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series

         E Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series E Preferred Shares on the holder of such Series E Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "WITHHOLDING TAX") with respect to such distribution. Notwithstanding the foregoing or anything to the contrary, if any holder of the Series E Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series C Preferred Share on the holder of such Series E Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, PROVIDED, HOWEVER, the Company may reasonably condition the making of any such distribution in respect of any Series C Preferred Share on the holder of such Series E Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a properly completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                      IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS AMENDED CERTIFICATE OF DESIGNATIONS TO BE SIGNED BY JAMES ELLSWORTH, ITS CHIEF FINANCIAL OFFICER, AS OF THE ____ DAY OF APRIL, 2000.

                                         HOMECOM COMMUNICATIONS, INC.

                                         By:
                                            ------------------------------------
                                               James Ellsworth
                                               Chief Financial Officer



                                    EXHIBIT I

                          HOMECOM COMMUNICATIONS, INC.
                                CONVERSION NOTICE

         Reference is made to the Certificate of Designations, Preferences and Rights of HomeCom Communications, Inc. (the "CERTIFICATE OF DESIGNATIONS"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series E Convertible Preferred Stock, $.01 par value per share (the "SERIES E PREFERRED SHARES"), of HomeCom Communications, Inc., a Delaware corporation (the "COMPANY"), indicated below into shares of Common Stock, $.0001 par value per share (the "COMMON STOCK"), of the Company, by tendering the stock certificate(s) representing the share(s) of Series E Preferred Shares specified below as of the date specified below.

         The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series E Preferred Shares shall be made only pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "ACT"), or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Act.

                               Date of Conversion:

                               ------------------------------------------------

                               Number of Series E
                               Preferred Shares to be converted

                               ------------------------------------------------

                               Stock certificate no(s). of Series E
                               Preferred Shares to be converted:

                               ------------------------------------------------

Please confirm the following information:

                               Conversion Price:

                               ------------------------------------------------

                               Five Days Comprising Pricing Period and Prices:

                               ------------------------------------------------

                               Number of shares of Common
                               Stock to be issued:

                               ------------------------------------------------
please issue the Common Stock into which the Series E Preferred Shares are being converted in the following name and to the following address:

                               Issue to:(1)

                               ------------------------------------------------

                               Facsimile Number:

                               ------------------------------------------------

                               Authorization:

                               ------------------------------------------------
                               By:
                                  ---------------------------------------------

                               Title:
                                     ------------------------------------------

                               Dated:
                                     ------------------------------------------


ACKNOWLEDGED AND AGREED:

HOMECOM COMMUNICATIONS, INC.

By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

Date:
     ----------------------------------






---------------
(1) If other than to the record holder of the Series E Preferred Shares, any applicable transfer tax must be paid by the undersigned.

                                   EXHIBIT II

                          HOMECOM COMMUNICATIONS, INC.
                                 LOCK-UP NOTICE

         Reference is made to the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATIONS") of HomeCom Communications, Inc. (the "COMPANY"). In accordance with and pursuant to Section (2)(i) of the Certificate of Designations, the Company hereby elects to exercise its Lock-Up rights (as set forth in the Certificate of Designations), effective as of the date hereof. Consequently, the Company shall not be required to convert any Series E Preferred Shares which have a Conversion Date (as defined in the Certificate of Designations) during the period beginning on the date hereof and ending on the earlier of (i) that date which is ninety (90) days from the date hereof and (ii) the 725th day following the Issuance Date (as defined in the Certificate of Designations).

                               Authorization:

                               ------------------------------------------------
                                          By:
                                             ----------------------------------

                                       Title:
                                             ----------------------------------

                                       Dated:
                                             ----------------------------------

                                   EXHIBIT III

                          HOMECOM COMMUNICATIONS, INC.
                            FORM OF LOCK-UP AGREEMENT

         Reference is made to the Certificate of Designations, Preferences and Rights (the "CERTIFICATE OF DESIGNATIONS") of HomeCom Communications, Inc. (the "COMPANY"). The undersigned has been advised that in accordance with and pursuant to Section (2)(i) of the Certificate of Designations, effective as of ____________________________ (the "LOCK-UP COMMENCEMENT DATE"), the Company has elected to exercise its Lock-Up rights (as set forth in the Certificate of Designations) with respect to shares of Series C Convertible Preferred Stock (the "SERIES E PREFERRED SHARES"), $.01 par value per share. Consequently, the Company shall not be required to convert any Series E Preferred Shares which have a Conversion Date (as defined in the Certificate of Designations) during the period (the "LOCK-UP PERIOD") beginning on the Lock-Up Commencement Date and ending on the earlier of (i) that date which is ninety (90) days from the Lock-Up Commencement Date and (ii) the 725th day following the Issuance Date (as defined in the Certificate of Designations).

         In consideration of the agreement by the holders of the Series E Preferred Shares not to convert any Series C Preferred Share pursuant to the Lock-Up rights, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, until one day after each of the holders of the Series E Preferred Shares has received written notice form the Company that the Lock-Up Period has ended, the undersigned will not, directly or indirectly, without the prior written consent of the holders representing a majority of the outstanding Series E Preferred Shares, sell, contact to sell, pledge, grant any option for the sale of or otherwise dispose or cause the disposition of any shares of the Company's common stock, $.0001 par value per share (the "COMMON STOCK"), or an securities convertible into or exchangeable or exercisable for any shares of Common Stock owned by the undersigned. Notwithstanding the foregoing, the undersigned shall not need to obtain such written consent with respect to (1) a transfer (not involving a sale in the public market) of shares of Common Stock by the undersigned in a bona fide charitable or other donative transaction or in any estate planning transaction so long as in each case the transferee of such agreement to holders of the Series E Preferred Shares prior to effecting any such transfer and (2) a transfer (not involving a sale in the public market) of shares of Common Stock, if the undersigned is a natural person, due to the death or disability of the undersigned so long as the transferee of such shares agrees in writing to be bound by the terms of this agreement and furnishes a copy of such agreement to holders of the Series E Preferred Shares prior to effecting any such transfer.

         IN FURTHERANCE OF THE FOREGOING, THE COMPANY AND THE COMPANY'S TRANSFER AGENT AND REGISTRAR ARE HEREBY AUTHORIZED TO DECLINE TO MAKE ANY TRANSFER OR SECURITIES IF SUCH TRANSFER WOULD CONSTITUTE A VIOLATION OR BREACH OF THIS AGREEMENT.

                               Very truly yours,

                               ------------------------------------------------
                               Signature


                               ------------------------------------------------


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                               Print Name




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